STORAGE ALLIANCE INC.
Bankers Hall West
1500, 888-3rd Street S.W.
Calgary, Alberta T2P 5C5

July 16, 2000

Mr. Ken Akerley

22 Sunhaven Place

Calgary, Alberta T2X 2X6

Dear Ken:

We are please to offer you a full time position as VP, Business Development with Storage Alliance Inc.

Your start date will be Monday July 17th 2000 at an annual salary of $65,000. It is understood that there are currently no benefits included however, Storage Alliance is actively evaluating plans, and has intentions to introduce some degree of benefits as the business matures.

Your responsibilities will cover diverse areas of the business including but not limited to:

Human Resources

Web Site Development

Product development and material generation

Resource Planning

Your signature confirms acceptance of this offer. We look forward to having you working with us Ken!

Yours truly,

/s/ Jeff Ascah

/s/ Ken Akerley July 24, 2000